A  K  I  N    G  U  M  P
S  T  R  A  U  S  S    H  A  U  E  R    &    F  E  L   D    L  L  P
                               Attorneys at Law

June 18, 2003

Metals USA, Inc.
Three Riverway, Suite 600
Houston, Texas 77056

  Re:
  Registration Statement on Form S-3

Ladies and Gentleman:

We have acted as counsel to Metals USA, Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of the offering and sale by the selling shareholders listed in the Registration Statement of up to 5,500,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock").

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that when the Registration Statement has become effective under the Act, when sold and delivered as described in the Registration Statement, the Shares will be duly authorized and validly issued and are fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

  A.
  We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("Laws") of the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/S/ AKIN GUMP STRAUSS HAUER & FELD LLP

AKIN GUMP STRAUSS HAUER & FELD LLP